Exhibit 99.1

News Release

M.D.C. HOLDINGS ANNOUNCES 2015 FULL YEAR AND FOURTH QUARTER RESULTS

DENVER, COLORADO, Wednesday, February 3, 2016. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the year and fourth quarter ended December 31, 2015.

2015 Fourth Quarter Highlights and Comparisons to 2014 Fourth Quarter

●	Net income of $22.6 million, or $0.46 per share vs. $14.6 million or $0.30 per share
o	Pretax income of $32.6 million vs. $23.9 million
●	Home sale revenues of $554.4 million, up 12% from $493.1 million
●	Gross margin from home sales down 20 basis points to 16.1% vs. 16.3%
o	Excluding inventory impairments*, gross margin from home sales increased 60 basis points year-over-year
●	Ending backlog dollar value of $1.05 billion, up 59%
o	Ending backlog units of 2,332, up 54%
●	Dollar value of net new orders of $450.5 million, up 26%
o	Net new orders of 1,020, up 15%

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “Throughout the year, the homebuilding industry continued to be positively impacted by encouraging macroeconomic drivers such as increasing personal income levels, high employment levels and increasing consumer confidence. As a result of these factors, strong execution by our management team, and a renewed focus on “build to order homes”, we experienced positive results by many measures for the 2015 fourth quarter, including a year-over-year increase in our average selling price of homes delivered and a 60 basis point improvement in our pre-impairment gross margin percentage, which helped us to achieve $22.6 million of net income for the quarter. Furthermore, our 2015 fourth quarter net orders improved by 15% year-over-year, driven by our highest fourth quarter absorption pace in ten years.”

Mr. Mizel concluded, “With our active community count up 5% year-over-year and a backlog dollar value of $1.05 billion, which is a 59% increase from the prior year, we are well positioned for top-line growth in 2016. However, our optimism is tempered somewhat by key domestic and global events that have recently unfolded, such as the slowdown of economic growth in China, the significant drop in oil prices, the Federal Reserve’s action to increase the federal funds rate for the first time in almost a decade and significant volatility in securities markets around the globe. Thus far, these risks have not had a significant impact on our industry, but their presence does reinforce our long-standing objective of maintaining balance sheet-focused operating policies.”

Homebuilding

Home sale revenues for the 2015 fourth quarter increased 12% to $554.4 million, compared to $493.1 million for the prior year period. This improvement was driven by a 3% increase in deliveries coupled with a 10% increase in average selling price, primarily due to a mix shift to higher-priced submarkets and, to a lesser extent, price increases implemented earlier in the year.

Gross margin from home sales for the 2015 fourth quarter was down 20 basis points from the same period in 2014. The decline was primarily due to a $4.4 million increase in inventory impairments coupled with higher land and construction costs. These items were partially offset by a 90 basis point improvement in our interest in cost of sales as a percent of home sale revenues, price increases implemented in various communities and a higher percentage of our deliveries coming from “build to order” sales, which typically have higher gross margins. Excluding inventory impairments, our gross margin from home sales for the 2015 fourth quarter was 17.1%* (see below for a reconciliation of non-GAAP measures), up 60 basis points year-over-year.

Selling, general and administrative expenses (“SG&A”) expenses for the 2015 fourth quarter were $63.6 million, up $9.0 million from $54.6 million for the same period in 2014. Our SG&A expenses as a percentage of home sale revenues (“SG&A rate”) increased by 40 basis points to 11.5% for the 2015 fourth quarter from 11.1% in the 2014 fourth quarter. The 40 basis point increase in our SG&A rate was driven primarily by an increase in stock based compensation expense based on a stock option grant approved earlier in the year.

The dollar value of net new orders for the 2015 fourth quarter increased 26% to $450.5 million from $356.4 million for the same period in 2014. The improvement was the result of a 10% increase in our average selling price and a 15% increase in the net number of homes sold, driven primarily by an 18% improvement in our monthly sales absorption pace to 2.1, our highest fourth quarter absorption pace since 2005. The increase in average selling price was primarily the result of changes in the mix of net new orders to higher priced submarkets coupled with price increases implemented in most of our markets during the early part of 2015. Our cancellation rate for the 2015 fourth quarter was down slightly to 27% from 28% for the same period in the prior year.

Our backlog value at the end of the 2015 fourth quarter was up 59% year-over-year to $1.05 billion. The increase was due mostly to a 54% increase in units in backlog, driven primarily by year-over-year increases in net new orders for each of the past four quarters, a higher percentage of dirt sales, which are generally in backlog for a longer period of time, and longer than average construction times as a result of limited subcontractor availability.

During the 2014 fourth quarter, we completed the early redemption of $250 million in Senior Notes due July 2015. As a result of that transaction, we recognized an $8.7 million charge related to the extinguishment of debt in the 2014 fourth quarter. No such charges were incurred during 2015.

Financial Services

Income before taxes for our financial services operations for the 2015 fourth quarter was $9.1 million, a $2.1 million increase from $7.0 million in the 2014 fourth quarter. An increase in the dollar value of loans locked, originated and sold in our mortgage operations segment drove $1.3 million of the $2.1 million improvement in income before taxes. The remaining increase was primarily the result of a $1.0 million adjustment recorded during the 2015 fourth quarter in our other financial services segment to reduce insurance reserves as a result of a decline in insurance claim payment severity and frequency relative to prior period estimates.

About MDC

Since 1972, MDC's subsidiary companies have built and financed the American dream for more than 185,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, South Florida and Seattle. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-K for the year ended December 31, 2015, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Robert N. Martin
Senior Vice President and Chief Financial Officer
1-866-424-3395 / (720) 977-3395
IR@mdch.com

*Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Dollars in thousands, except per share amounts)
Homebuilding:	(Unaudited)		(Unaudited)
Home sale revenues	$554,432	$493,070	$1,847,889	$1,647,398
Land sale revenues	10,521	62	12,337	3,233
Total home and land sale revenues	564,953	493,132	1,860,226	1,650,631
Home cost of sales	(459,787)	(411,931)	(1,539,396)	(1,365,621)
Land cost of sales	(10,667)	(52)	(12,611)	(2,559)
Inventory impairments	(5,292)	(910)	(9,993)	(1,760)
Total cost of sales	(475,746)	(412,893)	(1,562,000)	(1,369,940)
Gross margin	89,207	80,239	298,226	280,691
Selling, general and administrative expenses	(63,560)	(54,601)	(226,317)	(203,253)
Interest and other income	1,297	2,222	6,709	26,310
Interest expense	-	-	-	(685)
Other expense	(1,669)	(2,279)	(4,208)	(4,813)
Losses from early extinguishments of debt	-	(8,741)	-	(18,153)
Other-than-temporary impairment of marketable securities	(1,793)	-	(3,969)	(4,293)
Homebuilding pretax income	23,482	16,840	70,441	75,804

Financial Services:
Revenues	13,958	12,540	48,810	43,953
Expenses	(5,742)	(6,152)	(21,572)	(22,334)
Interest and other income	860	657	3,745	3,052
Financial services pretax income	9,076	7,045	30,983	24,671

Income before income taxes	32,558	23,885	101,424	100,475
Provision for income taxes	(9,963)	(9,246)	(35,633)	(37,332)
Net income	$22,595	$14,639	$65,791	$63,143

Other comprehensive income (loss) related to available for sale securities, net of tax	4,538	3,082	5,260	(1,120)
Comprehensive income	$27,133	$17,721	$71,051	$62,023

Earnings per share
Basic	$0.47	$0.30	$1.35	$1.29
Diluted	$0.46	$0.30	$1.34	$1.29

Weighted average common shares outstanding
Basic	48,788,524	48,635,629	48,764,396	48,615,541
Diluted	48,952,115	48,785,682	48,967,219	48,817,566

Dividends declared per share	$0.25	$0.25	$1.00	$1.00

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2015	2014
	(Dollars in thousands, except
	per share amounts)
ASSETS	(Unaudited)
Homebuilding:
Cash and cash equivalents	$144,342	$122,642
Marketable securities	92,387	140,878
Restricted cash	3,750	2,816
Trade and other receivables	23,314	28,555
Inventories:
Housing completed or under construction	747,036	732,692
Land and land under development	1,016,926	935,268
Total inventories	1,763,962	1,667,960
Property and equipment, net	28,226	30,491
Deferred tax assets, net	99,107	140,486
Metropolitan district bond securities (related party)	25,911	18,203
Prepaid and other assets	65,394	61,014
Total homebuilding assets	2,246,393	2,213,045
Financial Services:
Cash and cash equivalents	36,646	31,183
Marketable securities	11,307	15,262
Mortgage loans held-for-sale, net	115,670	88,392
Other assets	5,883	3,574
Total financial services assets	169,506	138,411
Total Assets	$2,415,899	$2,351,456
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$40,472	$35,445
Accrued liabilities	122,886	115,117
Revolving credit facility	15,000	15,000
Senior notes, net	840,524	839,468
Total homebuilding liabilities	1,018,882	1,005,030
Financial Services:
Accounts payable and accrued liabilities	52,114	57,268
Mortgage repurchase facility	88,611	60,822
Total financial services liabilities	140,725	118,090
Total Liabilities	1,159,607	1,123,120
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,888,424 and 48,831,639 issued and outstanding at December 31, 2015 and December 31, 2014, respectively	489	488
Additional paid-in-capital	915,746	909,974
Retained earnings	324,342	307,419
Accumulated other comprehensive income	15,715	10,455
Total Stockholders' Equity	1,256,292	1,228,336
Total Liabilities and Stockholders' Equity	$2,415,899	$2,351,456

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Dollars in thousands)
	(Unaudited)		(Unaudited)
Operating Activities:
Net income	$22,595	$14,639	$65,791	$63,143
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Losses on early extinguishments of debt	-	8,741	-	18,153
Stock-based compensation expense	3,477	1,224	10,066	5,978
Depreciation and amortization	985	1,000	4,069	3,928
Inventory impairments	5,292	910	9,993	1,760
Other-than-temporary impairment of marketable securities	1,793	-	3,969	4,293
Net loss (gain) on sale of marketable securities	785	312	911	(7,310)
Amortization of discount / premiums on marketable debt securities	-	65	100	566
Deferred income tax expense	8,551	5,863	33,333	34,226
Excess tax benefits from stock-based compensation	-	(26)	-	(26)
Net changes in assets and liabilities:
Restricted cash	1,050	218	(934)	(621)
Trade and other receivables	5,822	(817)	5,247	(6,638)
Mortgage loans held-for-sale	(47,037)	(30,260)	(27,278)	4,186
Housing completed or under construction	74,290	103,472	(15,551)	(96,936)
Land and land under development	(63,583)	(80,998)	(89,388)	(160,463)
Prepaid expenses and other assets	424	2,211	(7,648)	(11,873)
Accounts payable and accrued liabilities	12,257	(16,945)	7,535	(16,013)
Net cash provided by (used in) operating activities	26,701	9,609	215	(163,647)

Investing Activities:
Purchases of marketable securities	(6,936)	(18,863)	(53,822)	(428,709)
Maturities of marketable securities	-	2,250	1,510	167,339
Sales of marketable securities	6,255	315,391	101,165	687,692
Purchases of property and equipment	(661)	(1,323)	(1,491)	(3,242)
Net cash provided by (used in) investing activities	(1,342)	297,455	47,362	423,080

Financing Activities:
Advances (payments) on mortgage repurchase facility, net	44,856	29,040	27,789	(2,252)
Proceeds from issuance of senior notes	-	-	-	248,375
Repayment of senior notes	-	(258,532)	-	(517,650)
Advances on revolving credit facility, net	-	5,000	-	15,000
Dividend payments	(12,222)	(12,204)	(48,868)	(48,820)
Excess tax benefits from stock-based compensation	-	26	-	26
Proceeds from exercise of stock options	-	312	665	375
Net cash provided by (used in) financing activities	32,634	(236,358)	(20,414)	(304,946)

Net increase (decrease) in cash and cash equivalents	57,993	70,706	27,163	(45,513)
Cash and cash equivalents:
Beginning of period	122,995	83,119	153,825	199,338
End of period	$180,988	$153,825	$180,988	$153,825

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended December 31,
	2015			2014			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	210	$60,129	$286.3	200	$62,093	$310.5	5%	(3)%	(8)%
California	220	127,196	578.2	253	121,974	482.1	(13)%	4%	20%
Nevada	171	67,691	395.9	169	53,355	315.7	1%	27%	25%
Washington	80	35,983	449.8	59	21,918	371.5	36%	64%	21%
West	681	290,999	427.3	681	259,340	380.8	0%	12%	12%
Colorado	349	160,794	460.7	287	124,226	432.8	22%	29%	6%
Utah	54	19,194	355.4	54	17,905	331.6	0%	7%	7%
Mountain	403	179,988	446.6	341	142,131	416.8	18%	27%	7%
Maryland	47	24,168	514.2	73	36,345	497.9	(36)%	(34)%	3%
Virginia	46	22,838	496.5	54	26,029	482.0	(15)%	(12)%	3%
Florida	98	36,439	371.8	93	29,225	314.2	5%	25%	18%
East	191	83,445	436.9	220	91,599	416.4	(13)%	(9)%	5%
Total	1,275	$554,432	$434.8	1,242	$493,070	$397.0	3%	12%	10%

	Year Ended December 31,
	2015			2014			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	753	$220,140	$292.4	731	$200,994	$275.0	3%	10%	6%
California	706	370,603	524.9	624	296,189	474.7	13%	25%	11%
Nevada	575	215,479	374.7	564	176,371	312.7	2%	22%	20%
Washington	270	109,038	403.8	267	96,496	361.4	1%	13%	12%
West	2,304	915,260	397.2	2,186	770,050	352.3	5%	19%	13%
Colorado	1,192	553,573	464.4	1,172	478,669	408.4	2%	16%	14%
Utah	149	52,794	354.3	165	53,136	322.0	(10)%	(1)%	10%
Mountain	1,341	606,367	452.2	1,337	531,805	397.8	0%	14%	14%
Maryland	215	103,148	479.8	305	144,695	474.4	(30)%	(29)%	1%
Virginia	216	105,593	488.9	234	115,001	491.5	(8)%	(8)%	(1)%
Florida	314	117,521	374.3	304	85,847	282.4	3%	37%	33%
East	745	326,262	437.9	843	345,543	409.9	(12)%	(6)%	7%
Total	4,390	$1,847,889	$420.9	4,366	$1,647,398	$377.3	1%	12%	12%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders

	Three Months Ended December 31,
	2015				2014				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	154	$43,448	$282.1	1.64	141	$39,533	$280.4	1.31	9%	10%	1%	25%
California	160	101,300	633.1	2.81	138	68,509	496.4	2.19	16%	48%	28%	28%
Nevada	128	41,560	324.7	2.44	94	33,750	359.0	1.87	36%	23%	(10)%	30%
Washington	80	38,612	482.7	1.98	47	17,517	372.7	1.57	70%	120%	30%	26%
West	522	224,920	430.9	2.14	420	159,309	379.3	1.67	24%	41%	14%	28%
Colorado	262	122,119	466.1	2.28	266	116,740	438.9	2.18	(2)%	5%	6%	5%
Utah	40	14,343	358.6	1.72	46	14,512	315.5	2.45	(13)%	(1)%	14%	(30)%
Mountain	302	136,462	451.9	2.19	312	131,252	420.7	2.21	(3)%	4%	7%	(1)%
Maryland	56	26,253	468.8	1.74	44	21,992	499.8	1.30	27%	19%	(6)%	34%
Virginia	64	33,159	518.1	2.25	49	24,031	490.4	1.72	31%	38%	6%	31%
Florida	76	29,694	390.7	1.72	62	19,776	319.0	1.45	23%	50%	22%	19%
East	196	89,106	454.6	1.87	155	65,799	424.5	1.48	26%	35%	7%	26%
Total	1,020	$450,488	$441.7	2.10	887	$356,360	$401.8	1.78	15%	26%	10%	18%

	Year Ended December 31,
	2015				2014				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	843	$241,192	$286.1	2.07	802	$235,041	$293.1	2.04	5%	3%	(2)%	1%
California	856	506,445	591.6	3.55	669	327,248	489.2	3.22	28%	55%	21%	10%
Nevada	615	227,560	370.0	3.62	579	192,708	332.8	2.93	6%	18%	11%	24%
Washington	394	173,071	439.3	2.50	276	102,795	372.4	2.30	43%	68%	18%	9%
West	2,708	1,148,268	424.0	2.77	2,326	857,792	368.8	2.54	16%	34%	15%	9%
Colorado	1,435	687,695	479.2	2.97	1,334	576,322	432.0	2.88	8%	19%	11%	3%
Utah	217	79,203	365.0	2.58	179	59,304	331.3	2.55	21%	34%	10%	1%
Mountain	1,652	766,898	464.2	2.91	1,513	635,626	420.1	2.84	9%	21%	10%	2%
Maryland	237	116,010	489.5	2.02	244	117,646	482.2	1.43	(3)%	(1)%	2%	41%
Virginia	227	114,713	505.3	2.12	221	111,068	502.6	1.96	3%	3%	1%	8%
Florida	379	143,594	378.9	2.18	319	109,141	342.1	1.85	19%	32%	11%	18%
East	843	374,317	444.0	2.12	784	337,855	430.9	1.72	8%	11%	3%	23%
Total	5,203	$2,289,483	$440.0	2.68	4,623	$1,831,273	$396.1	2.43	13%	25%	11%	10%

* Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

	December 31,		%
	2015	2014	Change
Arizona	32	36	(11)%
California	20	19	5%
Nevada	20	16	25%
Washington	14	10	40%
West	86	81	6%
Colorado	40	40	0%
Utah	7	6	17%
Mountain	47	46	2%
Maryland	11	9	22%
Virginia	9	10	(10)%
Florida	14	13	8%
East	34	32	6%
Total	167	159	5%
Average for Quarter Ended	162	166	(2)%
Average for Year Ended	161	158	2%

Backlog

	At December 31,
	2015			2014			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	321	$89,464	$278.7	231	$75,419	$326.5	39%	19%	(15)%
California	342	220,755	645.5	192	98,057	510.7	78%	125%	26%
Nevada	195	67,901	348.2	155	61,020	393.7	26%	11%	(12)%
Washington	179	80,134	447.7	55	20,655	375.5	225%	288%	19%
West	1,037	458,254	441.9	633	255,151	403.1	64%	80%	10%
Colorado	822	390,635	475.2	579	266,280	459.9	42%	47%	3%
Utah	108	38,549	356.9	40	13,580	339.5	170%	184%	5%
Mountain	930	429,184	461.5	619	279,860	452.1	50%	53%	2%
Maryland	90	43,317	481.3	68	34,293	504.3	32%	26%	(5)%
Virginia	101	52,622	521.0	90	45,521	505.8	12%	16%	3%
Florida	174	70,837	407.1	109	48,412	444.1	60%	46%	(8)%
East	365	166,776	456.9	267	128,226	480.2	37%	30%	(5)%
Total	2,332	$1,054,214	$452.1	1,519	$663,237	$436.6	54%	59%	4%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots)

	December 31,
	2015	2014	% Change
Unsold:
Completed	189	483	(61)%
Under construction	334	583	(43)%
Total unsold started homes	523	1,066	(51)%
Sold homes under construction or completed	1,697	1,089	56%
Model homes under construction or completed	281	272	3%
Total homes completed or under construction	2,501	2,427	3%

Lots Owned and Options (including homes completed or under construction)

	December 31, 2015			December 31, 2014
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	1,735	201	1,936	2,266	45	2,311	(16)%
California	1,759	352	2,111	1,600	94	1,694	25%
Nevada	2,240	100	2,340	1,589	286	1,875	25%
Washington	832	107	939	886	-	886	6%
West	6,566	760	7,326	6,341	425	6,766	8%
Colorado	4,086	832	4,918	4,083	929	5,012	(2)%
Utah	442	-	442	598	-	598	(26)%
Mountain	4,528	832	5,360	4,681	929	5,610	(4)%
Maryland	368	219	587	417	417	834	(30)%
Virginia	562	158	720	525	469	994	(28)%
Florida	1,078	230	1,308	891	184	1,075	22%
East	2,008	607	2,615	1,833	1,070	2,903	(10)%
Total	13,102	2,199	15,301	12,855	2,424	15,279	0%

M.D.C. HOLDINGS, INC.

Reconciliations of Non-GAAP Financial Measures

Gross Margin from Home Sales Excluding Interest and Impairments (Unaudited)

Gross Margin from Home Sales Excluding Impairments and Gross Margin from Home Sales Excluding Interest and Impairments are non-GAAP financial measures. We believe this information is meaningful as it isolates the impact that interest and impairments have on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended
	December 31, 2015	Gross Margin %	December 31, 2014	Gross Margin %
	(Dollars in thousands)
Gross Margin	$89,207	15.8%	$80,239	16.3%
Less: Land Sale Revenues	(10,521)		(62)
Add: Land Cost of Sales	10,667		52
Gross Margin from Home Sales	89,353	16.1%	80,229	16.3%
Add: Inventory Impairments	5,292		910
Gross Margin from Home Sales Excluding Inventory Impairments	94,645	17.1%	81,139	16.5%
Add: Interest in Cost of Sales	14,943		17,296
Gross Margin from Home Sales Excluding Inventory Impairments and Interest in Cost of Sales	$109,588	19.8%	$98,435	20.0%

	Year Ended
	December 31, 2015	Gross Margin %	December 31, 2014	Gross Margin %
	(Dollars in thousands)
Gross Margin	$298,226	16.0%	$280,691	17.0%
Less: Land Sale Revenues	(12,337)		(3,233)
Add: Land Cost of Sales	12,611		2,559
Gross Margin from Home Sales	298,500	16.2%	280,017	17.0%
Add: Inventory Impairments	9,993		1,760
Gross Margin from Home Sales Excluding Inventory Impairments	308,493	16.7%	281,777	17.1%
Add: Interest in Cost of Sales	54,751		60,508
Gross Margin from Home Sales Excluding Inventory Impairments and Interest in Cost of Sales	$363,244	19.7%	$342,285	20.8%